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                                                                    Exhibit 99.2
[CNT LOGO]


NEWS RELEASE
FOR IMMEDIATE RELEASE


CNT ANNOUNCES $125 MILLION PRIVATE OFFERING OF CONVERTIBLE SUBORDINATED NOTES

MINNEAPOLIS, FEBRUARY 11, 2002 - CNT(R) (Nasdaq: CMNT) today announced that it intends to offer $125 million aggregate principal amount of convertible subordinated notes due 2007 in a private placement (plus an additional amount of up to $25 million at the option of the initial purchasers exercised within 30-days of the initial closing), subject to market and certain other conditions. The offering will be made to the initial purchasers pursuant to a private placement. The initial purchasers have informed the company that they will sell or offer the notes within the United States only to qualified institutional buyers in accordance with Rule 144A under the Securities Act. The notes are unsecured obligations, convertible, prior to maturity, into shares of CNT's common stock at the option of the holder at a price to be determined. The company may also call the notes for redemption under certain limited circumstances. The private placement of the notes is expected to close in February 2002. The closing is subject to customary closing conditions.

The estimated net proceeds from the sale of the notes (including any notes sold pursuant to the over-allotment option granted to the initial purchasers) will be used for general working capital purposes, including potential additional acquisitions.


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COMPUTER NETWORK TECHNOLOGY CORPORATION (CNT)
6000 Nathan Lane North  Minneapolis, Minnesota 55442
Tel: U.S. 800-638-8324  International 763-268-6000  Fax: 763-268-6800

                                     -more-


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CNT Announces $125 million private offering of convertible subordinated notes -
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This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities. The notes and the shares of CNT's common stock issuable upon conversion of the notes will not be registered under the Securities Act or applicable state securities laws, and are being offered by the initial purchasers only to qualified institutional buyers in reliance on Rule 144A under the Securities Act. Unless so registered, the notes and any shares of CNT's common stock issued upon conversion of the notes may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities law.

ABOUT CNT

CNT is the global storage networking specialist and a pioneer in IP storage solutions. Innovative products and services from CNT help IT professionals design and implement cost-effective storage solutions that span diverse servers, storage systems and networks--enabling enterprise-wide data access and protection.

FOR ADDITIONAL INFORMATION, CONTACT:
Greg Barnum, VP of Finance & CFO
763-268-6110; greg_barnum@cnt.com

Certain statements in this press release and in documents we have filed with the Securities and Exchange Commission, and oral statements made by or with the approval of our executive officers contain "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about our anticipated receipt of orders and their impact on quarterly sales, business strategy, expectations regarding future revenue levels, timing of and plans for the introduction or phase-out of products or services, enhancements of existing products or services, plans for hiring additional personnel, entering into strategic partnerships, and other plans, objectives, expectations and intentions that are not historical fact.

The words "may," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential" or "continue" and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of certain risk factors, including but not limited to (i) competitive factors, including pricing pressures, (ii) variability in quarterly sales, (iii) economic trends in various geographic markets; (iv) relationships with our strategic partners; (v) unanticipated risks associated with introducing new products and features; (vi) technological change affecting our products and
(vii) other events and other important factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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